EXHIBIT 99.4
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                       FINANCIAL COMMUNITY PRESENTATION

                             BARRY MURPHY REMARKS
                               FEBRUARY 5, 2003
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o        Thanks Jim, I want to dig a little deeper into Jim's comments and let you know where and how I'm driving our retail focus.
o        First, let me tell you where we're not going.
         o I'm a member of the SIA Board. At one end of the table are direct firms, Fidelity, Schwab, and Ameritrade.
         o The online revolution is now over and those firms are reinventing themselves through advice.
         o At the other end of the table are the full service brokerage firms, e.g., Merrill, Smith Barney and Morgan Stanley. They're trying to move away from a transactional culture and business model.
         o The insurance companies in the room are struggling to move beyond insurance.
         o We're in the optimal place: Deep into advice, not dependent on online trading, and not involved with investment banking.

o        That's where we want to stay.  we want 3 things:
         o Stay true to our mission.
         o Build on our Core Competence
         o Push our model towards accelerated growth.

o        How are we going to do that?  By focusing on
         o Advisor growth
         o Client acquisition
         o Advisor Productivity
o As Jim pointed out, AEFA is in a highly regulated industry and we take our compliance obligations very seriously. We want to make sure that our transactions are suitable, our sales practices are appropriate and our advice is in the best interest of the clients.

o Our mission has remained the same over the past 20 years: "to help clients achieve their financial objectives, prudently and thoughtfully, through a long-term relationship based on trusted, knowledgeable advice."

o        And our core competence is:  advice and planning
o        Is this style of business going out of style?  Quite the contrary.
o        Demand for advice is strong and increasing.
         o Recent research indicates consumers are moving away from self-directed investments. They are looking for advice and validation of their decisions.
o Your next "hot stock tip" has taken a back seat to your personal concerns and goals.
o        Our model makes sense to clients and works for shareholders.  How?

o Financial planning produces product diversity, persistency, and low client attrition
o        39% of our clients have completed a financial plan with us.
o        If they have $100k-500 thousand invested with us, 63% have a plan.
o If they have more than $500 thousand invested with us , 74% have a plan.
o        Planning clients buy more products.
o When a client does a plan, they open an average of 7 accounts compared to non-planning clients who open 2.6 accounts
o When a client does a plan, they stay with us longer. 74% of our planning clients stay with us at least 10 years.
o        73% of our 2002 sales came from clients with a financial plan.
o The model works. The question is "is there room to grow and how are we going to grow?" Let me first address the issue of advisor growth.

o        American Express has the 4th largest number of advisors.
o        The data is our estimation based on available public information.
         o Merrill Lynch now has about 14 thousand financial consultants down from 16 thousand.
         o Morgan Stanley has about 13 thousand 5 hundred
         o Smith Barney - about 12 thousand seven hundred
o        AEFA has 11,689 advisors across our 3 platforms,
o Our clients per advisor ratio is approximately 250 clients per advisor - which is below the wirehouses.
o        For assets, the AEFA average is $71 thousand per client .
o        With this distribution model, AEFA is quite profitable.  Why?
         As Jim said:
         o Assets are persistent and very diverse and client attrition is low.
         o P2 Advisor expenses are low. Don't forget, P2 advisors pay for all rent, computers, staff, etc., that support their practices.
         o So, you can see our growth potential.

o As Jim mentioned, we've made a lot of progress evolving our advisor platforms to improve their economics, lower attrition, and increase productivity.
o        Our advisors split across 3 platforms with approximately:
         o 23% in P1, Branded employees
         o 65% in P2, Branded franchisees
         o 12% in P3, Unbranded, independent
         o Together, we think our advisor value proposition is extremely strong.
         o In P2, You can be an entrepreneur. You can work on your own or as part of a large group practice. You can work in a downtown branch or a small rural community.
         o Though on your own, you get a brand connection, we are not a transaction factory. We offer shared values, consumer appeal, extensive training and a focus on Financial
           Planning.

o        The brand value was demonstrated when we rolled out Platforms in 2000.
         In P1, we hired many eager recruits in 2000, and many of them left for failure to pass the required exams or build a client base. So, we took our net loss in 2001 and fixed the platforms by:
o        Tightening P1 hiring criteria
o        Setting higher minimum production standards for P1
o        We focused management on driving planning and client acquisition by P1 advisors.
o We focused P1 recruiting in the higher demographic areas of the country to leverage infrastructure and hiring opportunities.
o Reducing costs in our system. Expenses in US Retail are running below 2000 levels and employee count is down 34% vs. 2000.
o Improved the servicing, tools and capabilities we provide to P2 advisors, strengthening the value proposition for our advisors and their tie to the American Express Brand.
o        Aligned metrics and compensation of advisors and leaders with our key growth levers.
o        Our actions have paid off.
         Client acquisition by P1 advisors is up
         15% over 2001. Production by P1 advisors is up 18% over 2001.
         Most impressively, 78% of new P1 clients come in with a
         comprehensive Financial Plan.

In 2003, our focus is to push selective hiring, again.
o        Our pipeline for new P1 advisors remains very strong.
o On average, we have more than 8,000 people applying every month to be a P1 advisor.
o That's right. Over 100,000 people came into our offices across the country last year, interested in this career.
o Primarily, we attract people who do not have financial services experience. Rather, they are "career changers" (e.g., Lawyers, CPAs, Teachers) who have an entrepreneurial gene and like working with people - - These remain the bread and butter of our recruits
o        We have 600-900 of them in training at all times.
o To leverage this demand for a career as an advisor, we have expanded our options in 2003 to a three-pronged approach covering
         o traditional P1,
         o associate advisors in P2,
         o and the experienced recruit.
o        P1 will continue to be the main way we bring new advisors on board.
o We will continue to refine our selection process by more rigorously assessing up front a candidate's ability to succeed, including passing licensing tests and attracting clients. Greater "selection" success will allow us to shift our management resources to productivity and retention. Historically, our retention rate for advisors who stay with us for 5 or more years is 93%

o The associate advisor position is primarily for candidates who are entrepreneurial but not quite ready for full franchise ownership and are looking for a successful P2 advisor franchisee to mentor/coach them and prepare them for franchise ownership.
         o For the first time, we are allowing P2 advisors to hire associates, perhaps an insurance or brokerage specialist, after we review candidates for legal and compliance suitability.
o Attracting experienced recruits with a book of business is NOT a core competency of AEFA. In 2003, we will pilot recruitment of licensed professionals that desire our training, brand and financial planning model.
o        Can we grow the advisor force? Yes.
o        We are targeting annual advisor growth of 4 to 5 percent.

o As Jim mentioned, two of our key Building Blocks for Growth center on client acquisition and deepening client relationships. Let's start with client acquisition.
o Approximately 66% of our new clients come in through advisor generated activity including referrals and local marketing. The corporate office supplements this effort by generating leads for P1 and P2 advisors.
o What's not working? Direct mail response rates are down and mailing costs are increasing.
o What is working? Our cross sell efforts which focus on leveraging our existing Blue Box, Corporate and cardmember relationships.

o        There are two specific programs I would like to use as examples.
o First, our Financial Education in the Workforce program provides the opportunity to cross-sell between our 401k Client Base and the advisor channel. With 401k Plan Sponsor approval, Advisors present educational seminars in the workplace to clients enrolled in the program.
o In 2002, we enhanced activities with our 401(k) clients representing 250 companies and over 1 million participants. We also have financial education relationships with 75 additional major U.S. corporations and 500 smaller companies, representing over 1 million employees.
o 17% of AEFA's retail clients in 2002 came from the combination of those institutional relationships.
o        We plan to deepen and expand this relationship in 2003.
o The second example focuses on alliances with major companies to help generate new clients. Our first test in 2002 was with Costco.
         Costco is one of the largest merchants in the American Express Establishment Services network.
o The demographics of the Costco clients are a bit more upscale than you might be thinking. For example, the average household income is about $75 thousand, with a high percentage of members being small business owners. This base is more inclined to planning.
o And the results show it: 94% of our AEFA clients through Costco have completed a financial plan.
o During this initial launch in 2002, 5% of our total new clients came from the Costco cross-sell program.
o Because of this success, we are expanding the Costco alliance this year.
o We are working on additional alliances so as to duplicate the Costco success in other industries.
o We are also testing targeted offers to Cardmembers including: special offers for members of OPEN: The Small Business Network(SM); for web savvy Cardmembers via our internet site; cash offers through the ONE account; and lending products through Membership Banking.
o Bottom line is that we have moved quickly to more than offset the decline in direct mail with aggressive leverage of the Blue Box relationships.

o Now, let me turn to some of the things we are doing to increase advisor productivity and deepen client relationships.
o As you have seen, the power of financial planning is evident - so is the opportunity for growth and expansion.
o With 39% of our clients having a plan, we have a clear opportunity to market within our current client base.
o In 2003, we will begin to develop and offer components of a modular advice strategy. We want to attract clients who may be hesitant to do a complete plan and refresh the planning drive with those clients who purchased a plan when they started with us.
o For our initial work in modular advice, we will focus on four key areas:
         o Investments, Retirement, Family Security, Cash
o For each area, we will deliver a summarized report that is clear and actionable, backed by supporting data in everyday language.
o Specifically for Investments, we're developing a curriculum for our advisors to better serve the upscale market. We've also reached an agreement with Morningstar to provide advanced tools to help advisors to research, monitor, and rebalance investment portfolios.

o        We will begin introducing these advice modules this year.
o        Let me describe how this actually works.
o Client #1 is a 42 year old financial services executive with 2 school age kids, concerned about job security. She and her advisor have agreed to the following gameplan to refresh her financial plan for 2003. The year starts:
o Q1 Stock options Because many of the client's options are underwater, the advisor will deliver a revised, detailed schedule for exercising these options at specific price targets.
o Q2 - College for her kids. The client's portfolio has declined 40% since 2000 - The advisor will answer the question whether she needs to adjust her contributions to the "college fund" or consider an alternative solution such as a 529 plan. In addition, the advisor will consider the impact of any changes on the overall plan.
o Q3 Aging parents, Advisor will present the pros and cons of contributing to parents from current cash flow vs. purchasing long term care insurance on their behalf. Similarly, the advisor will reevaluate her employee-sponsored life insurance to see if it is adequate for the next 10 years.
o Q4 second home in Florida. The advisor will examine whether the client can still plan for a second home or whether she should forget about it.
o Client #2 is a 58 year old almost ready to retire corporate executive. He's looking for his advisor to be his "defacto CFO" to help him handle ongoing issues. Cash flow and a retirement income strategy are his first concerns.
o Q1: Advisor will present a plan detailing which investments should be tapped in which order to support cash flow needs.
o        Q2-4 A formal retirement plan will be drafted by the advisor.
         The advisor will drive the client's implementation of the plan, and coordinate meetings among the client, the client's attorney and his CPA.
o        That's how it works. The client is buying advice, service and trust.
         Investment or insurance purchases come over time after that trust is established.
o Advice modules comprise just one of the initiatives we are working on to improve advisor productivity. Everything you hear today, from the product improvements Barbara will speak about, to the investment performance improvements Ted will describe -all have the same end goal helping our clients and making our advisors more productive.

o        Let me summarize and close:
o        AEFA needs to:
         o  Stay on mission: long term relationships with clients
         o  Build on our core competencies: advice and planning
         o  Push our model towards accelerated growth
o We are already quite profitable where we are. We believe we can expand our profitability by accelerating our growth.
         o More advisors - - I really, really, want to catch those 3 firms ahead of us.
         o More clients per advisor
         o More assets per client
o        Can we push this formula towards more profitable growth?
o        Absolutely.
o Now I'd like to introduce Barbara Fraser, EVP of Products and Corporate Marketing.

o        Barbara